Exhibit 99.1

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

Date:	July 20, 2006

MONARCH FINANCIAL MORE THAN DOUBLES NET INCOME

AND CONTINUES LOAN AND DEPOSIT GROWTH

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record net income of $849,878 for the second quarter of 2006, compared to $403,651 for the same period in 2005, approximately 2.1 times the previous year’s earnings. The annualized return on average assets (ROA) was 1.01%, and the annualized return on average equity (ROE) was 10.94%, a noteworthy improvement from the same period in 2005 when these returns were 0.68% and 6.73%, respectively. Basic earnings per share were $0.22, twice the previous year’s $0.11.

The Company also reported a record net income for the first six months of 2006 of $1,657,302, compared to $775,504 for the same period in 2005, 2.1 times the previous year’s earnings. The annualized return on average assets (ROA) was 1.02%, and the annualized return on average equity (ROE) was 10.87%, an improvement from the same period in 2005 when these returns were 0.68% and 6.80%, respectively. Year-to-date 2006 basic earnings per share were $0.42, compared to $0.23 the previous year, an 83% increase.

At June 30, 2006 total assets were $378.5 million, up $114.0 million or 43.1% from $264.4 million at June 30, 2005. Total loans increased to $292.8 million, up $72.4 million or 32.9%, while deposits were over the $300 million threshold for the first time. Deposit growth remains strong with total deposits of $317.3 million, up $115.1 million or 56.9% over previous year levels. Deposit growth was in money market accounts and lower cost demand deposits. Loan quality remains strong, as there were no non-performing loans and one nominal loan loss for the quarter.

The Company’s capital position remains strong with shareholders’ equity growing to $31.4 million at June 30, 2006, which represented 8.3% of total assets. Monarch remains “Well Capitalized,” the highest rating of capital strength by regulatory standards. On July 5, 2006, the Company added an additional $10 million in capital from the issuance of trust preferred securities, which further strengthened the Company’s capital position.

“The past quarter was an extremely busy time for Monarch. We formed our new one-bank holding company Monarch Financial Holdings, Inc., which now owns 100% of Monarch Bank. Despite a slowing real estate market, we continue to grow our loan portfolio due to our client-focused lending,” stated William ‘Tree’ Rountree, President and Chief Executive Officer. “We also had great deposit growth driven primarily by money market accounts and checking products. During the quarter we added several talented bankers, mortgage loan officers, and an additional investment consultant. We remain committed to maintaining our historically sound asset quality as we grow.”

Net interest income for the first six months of 2006 grew 52.0% or $2.2 million compared to the same period in 2005 due to growth in balances as well as an expansion of the net interest margin to 4.38% from 4.01%. Non-interest income increased 29.2% for the same period, fueled by increased production from Monarch Home Funding, LLC, the Company’s residential mortgage subsidiary, and income from bank owned life insurance. Non-interest expense grew 36.3%, with the majority of the increase related to opening the new corporate office, a retail banking office and mortgage office since June of 2005, and the hiring of additional lenders, mortgage originators and other critical staffing positions.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, three offices in Virginia Beach, and two offices in Norfolk, Virginia. Services are also provided through fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, “Monarch Online” consumer and business internet banking (www.monarchbank.com), and our 24-hour phone banking system. Our subsidiaries include Monarch Home Funding LLC (secondary mortgage origination) and Monarch Capital LLC (commercial mortgage brokerage). Monarch offers investment services through its ownership in BI Investments LLC (retail brokerage), and insurance services through its ownership in Bankers Insurance (full-service insurance agency). The shares of Monarch Financial Holdings, Inc. are publicly traded on the NASDAQ Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with Federal Reserve Bank. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June
	2006	2005
ASSETS:
Cash and due from banks	$9,487	$6,931
Interest bearing bank balances	20,257	396
Federal funds sold	1,060	535
Investment securities:
Securities available for sale	13,382	25,913
Securities held to maturity	23,057	1,100

Total investment securities	36,439	27,013

Mortgages held for sale	5,073	3,138
Loans	292,756	220,349
Less allowance for loan losses	(2,949)	(2,204)

Net loans	289,807	218,145

Bank premises and equipment	3,742	3,166
Restricted equity securities	2,889	2,509
Bank owned life insurance	6,175	—
Accrued interest receivable and other assets	3,520	2,596

Total assets	$378,449	$264,429

LIABILITIES:
Demand deposits—non-interest bearing	$64,448	$48,738
Demand deposits—interest bearing	9,633	9,689
Money market deposits	166,579	49,669
Savings deposits	7,771	13,443
Time deposits	68,871	80,680

Total deposits	317,302	202,219
Federal funds purchased	—	1,750
FHLB borrowings	28,925	31,000
Accrued interest payable and other liabilities	791	959

Total liabilities	347,018	235,928

SHAREHOLDERS’ EQUITY:
Preferred stock, $5 par value, 2,000,000 shares authorized, none issued	—	—
Common stock, $5 par, 20,000,000 shares authorized, issued 3,940,679 shares outstanding at June 30, 2006 and 3,927,234 shares outstanding at June 30, 2005	19,703	19,636
Capital in excess of par value	9,692	7,410
Retained earnings	2,292	1,560
Accumulated other comprehensive loss	(256)	(105)

Total shareholders’ equity	31,431	28,501

Total liabilities and shareholders’ equity	$378,449	$264,429

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
INTEREST INCOME:
Interest on federal funds sold	$66,268	$7,362	$89,288	$12,872
Interest on other bank accounts	68,221	3,895	134,150	5,647
Dividends on restricted securities	17,573	22,793	45,668	38,268
Interest & dividends on investment securities:
Taxable	182,719	156,016	360,080	298,213
Non-taxable	—	—	—	1,765
Interest and fees on loans	5,668,172	3,280,109	10,707,258	6,195,751

Total interest income	6,002,953	3,470,175	11,336,444	6,552,516

INTEREST EXPENSE:
Interest on deposits	2,389,931	1,018,288	4,432,948	1,900,966
Interest on other borrowings	128,268	148,062	253,736	276,369

Total interest expense	2,518,199	1,166,350	4,686,684	2,177,335

NET INTEREST INCOME	3,484,754	2,303,825	6,649,760	4,375,181
PROVISION FOR LOAN LOSSES	178,887	226,500	275,144	399,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,305,867	2,077,325	6,374,616	3,975,681

NON-INTEREST INCOME:
Service charges on deposit accounts	218,412	198,610	420,845	370,748
Mortgage banking income	541,325	510,002	1,174,223	956,803
Securities losses, net	—	—	—	(10,841)
Other income	87,927	21,185	159,033	40,846

Total non-interest income	847,664	729,797	1,754,101	1,357,556

NON-INTEREST EXPENSE:
Salaries and employee benefits	1,699,047	1,296,175	3,331,472	2,450,221
Occupancy and equipment	359,515	246,920	714,087	485,395
Data processing	126,233	113,482	257,265	225,426
Other expenses	700,751	535,873	1,360,118	995,020

Total non-interest expense	2,885,546	2,192,450	5,662,942	4,156,062

INCOME BEFORE TAXES	$1,267,985	$614,672	$2,465,775	$1,177,175

Income tax provision	418,107	211,021	808,473	401,671

NET INCOME	$849,878	$403,651	$1,657,302	$775,504

NET INCOME PER COMMON SHARE:
Basic	$0.22	$0.11	$0.42	$0.23
Diluted	$0.20	$0.11	$0.40	$0.22

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands, except per share data)	2006	2005	Change	2006	2005	Change
EARNINGS
Interest income	$6,003	$3,470	73.0%	$11,336	$6,552	73.0%
Interest expense	2,518	1,166	116.0	4,687	2,177	115.3
Net interest income	3,485	2,304	51.3	6,649	4,375	52.0
Provision for loan losses	179	227	(21.1)	275	400	(31.3)
Noninterest income	848	730	16.2	1,754	1,358	29.2
Noninterest expense	2,886	2,192	31.7	5,663	4,156	36.3
Pre-tax net income	1,268	615	106.2	2,465	1,177	109.4
Income taxes	418	211	98.1	808	402	101.0
Net income	850	404	110.4	1,657	775	113.8
PER COMMON SHARE
Earnings per share - basic	$0.22	$0.11	100.0%	$0.42	$0.23	82.6%
Earnings per share - diluted	0.20	0.11	81.8	0.40	0.22	81.8
Book value				7.98	7.26	9.9
Closing market price (adjusted)				15.80	10.36	52.5
FINANCIAL RATIOS
Return on average assets	1.01%	0.68%	49.0%	1.02%	0.68%	50.0%
Return on average shareholders’ equity	10.94%	6.73%	62.6	10.87%	6.80%	59.9
Average equity to average assets	9.26%	10.12%	(8.5)	9.42%	10.04%	(6.2)
Net interest margin (FTE)	4.43%	4.06%	9.1	4.38%	4.01%	9.2
Non-interest revenue/Total revenue	12.4%	17.4%	(28.7)	13.4%	17.2%	(22.1)
PERIOD END BALANCES
Investment securities				$36,439	$27,013	34.9%
Total loans				292,756	220,349	32.9
Interest-earning assets				364,649	253,940	43.6
Assets				378,449	264,429	43.1
Total deposits				317,302	202,219	56.9
Other borrowings				28,925	32,750	(11.7)
Shareholders’ equity				31,431	28,501	10.3
AVERAGE BALANCES
Total loans	$286,245	$206,299	38.8%	$278,495	$198,485	40.3%
Interest-earning assets	323,562	227,785	42.0	310,339	219,775	41.2
Assets	336,596	237,712	41.6	326,479	229,189	42.4
Total deposits	292,081	194,167	50.4	281,982	187,274	50.6
Other borrowings	12,577	19,364	(35.0)	12,814	18,869	(32.1)
Shareholders’ equity	31,165	24,052	29.6	30,741	23,008	33.6
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$2,783	$1,977	40.8%	$2,685	$1,804	48.8%
Provision for loan losses	179	227	(21.1)	275	400	(31.3)
Charge-offs	13	—	0.0	13	—	0.0
Recoveries	—	—	0.0	2	—	0.0
Ending balance	2,949	2,204	33.8	2,949	2,204	33.8
ASSET QUALITY RATIOS
Nonperforming loans to total loans				0.00	0.00	0	bp
Allowance for loan losses to total loans				1.01	1.00	0.0%
Allowance for loan losses to nonperforming loans				0.00	0.00	0.0
Charge-off loans to average loans				0.00	0.00	0.0%
COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				0	0	100.0%
Nonaccrual				0	0	0.0
OREO				0	0	0.0

Nonperforming assets				—	—	100.0%

bp - Change is measured as difference in basis points.